Instil Bio Announces Extension of Cash Runway Beyond 2026 with the Consolidation of R&D Operations to its Manchester, U.K. Site

Company anticipates cash resources to provide runway beyond 2026

Initial clinical data from the ITIL-306 program expected in 2023

Instil is consolidating manufacturing and Phase 1 clinical trial of CoStAR-TIL™ to its operations in Manchester, U.K.

Instil to extend previously announced reduction-in-force to reduce US headcount

DALLAS, TX, January 31, 2023 (GLOBE NEWSWIRE) Instil Bio, Inc. (“Instil” or the “Company”) (NASDAQ: TIL), a clinical-stage biopharmaceutical company focused on developing next-generation tumor infiltrating lymphocyte, or TIL, therapies for the treatment of patients with cancer, today announced an extension of its previously announced reduction-in-force to a team of approximately 15 employees in the U.S. to lead global business operations, including the consolidation of clinical manufacturing and trial operations of its CoStAR-TIL™ to its active Manchester, U.K. operations. Instil’s Manchester, U.K. operations have extensive experience and success in the manufacture and development of TIL and other cell therapy products since 2011. With these changes, Instil expects cash resources to provide runway beyond 2026 and continues to expect initial clinical data from the ITIL-306 program in 2023. Instil is also evaluating opportunities for a potential sale of the Tarzana manufacturing site which would further extend the cash runway.

“I am confident in the ability of our Manchester team to progress ITIL-306 in the clinic, building on more than a decade of proven experience in manufacturing TIL, including our historical compassionate use program in metastatic melanoma,” said Bronson Crouch, CEO of Instil Bio. “The consolidation we announce today, while difficult, is consistent with our responsibilities as an early clinical phase company. We look forward to presenting initial clinical data in 2023 and continuing to progress the CoStAR-TIL platform.”

About Instil Bio
Instil Bio, Inc. (Nasdaq: TIL) is a clinical-stage biopharmaceutical company focused on developing next-generation TIL therapies for the treatment of patients with cancer. The Company has assembled an accomplished management team with a successful track record in the research, development, manufacture, and commercialization of cell therapies. Instil is advancing its lead CoStAR-TIL product candidate, ITIL-306, a next-generation, genetically-engineered TIL therapy for multiple solid tumors. For more information visit www.instilbio.com and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “future,” “intends,” “potential,” “projects,” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning or implying our pipeline of potential therapies and the development thereof, our plans regarding transition of our manufacturing and enrollment in our ITIL-306 clinical trial to our U.K. operations, expectations concerning the availability of initial clinical data from our ITIL-306 study and the timing thereof, our cash runway, our potential plans with respect to our facilities, and other statements that are not historical fact. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties associated with the costly and time-consuming cell therapy product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating, enrolling, reporting data from or completing clinical studies, including as a result of our transition of our ITIL-306 clinical trial to the United Kingdom, as well as the risks that results obtained in clinical trials to date may not be indicative of results obtained in ongoing or future trials and that our product candidates may otherwise not be effective treatments in their planned indications; the risk that the implementation of additional quality safeguards to our manufacturing processes may not be effective; the ongoing COVID-19 pandemic, which could materially and adversely affect our business and operations, including our ability to timely initiate, enroll and complete our ongoing and future clinical trials; the time-consuming and uncertain regulatory approval process; risks inherent in manufacturing and testing of cell therapy products; the sufficiency of our cash resources; our ability to achieve the expected benefits of our corporate reorganization; the risk that we may be unable to successfully transition our manufacturing and clinical trial operations to our U.K. facility and execute on any additional facility restructuring in a timely manner; and other risks and uncertainties affecting Instil and its development programs, including those discussed in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof, and we disclaim any obligation to update these statements except as may be required by law.

Contacts:
Media Contact:
1-833-446-7845 Ext. 1009
mediarelations@instilbio.com

Janhavi Mohite
Stern Investor Relations
1-212-362-1200
janhavi.mohite@sternir.com

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